SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 2, 2008

XSUNX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656
(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2008, XsunX, Inc. (“Company” or “XsunX”) signed a sub-lease (“lease agreement”) for approximately ninety thousand (90,000) square feet of manufacturing facilities located at 23365 NE Halsey Street, Wood Village, Oregon, U.S.A. The purpose of the lease agreement was to establish facilities necessary for the installation and operation of the Company’s planned thin film solar module manufacturing operations. The lease agreement requires that XsunX post a security deposit letter of credit in the amount of $106,000 and a letter of credit in an amount to be determined for 125% of the value for the removal of any improvements performed to the structure by XsunX.

Under the terms of lease agreement, and conditions precedent to the commencement of the lease, the parties will work together to finalize a scope of work for the removal of certain current building improvements and negotiate for the purchase by XsunX of certain industrial equipment by the 25th of April, 2008; submit the sublease agreement to the master landlord for sublet approval for which master landlord has fifteen days to respond; and sub-landlord, from whom XsunX will be leasing the premises, is required to provide an environmental site assessment report to XsunX by May 15, 2008 to determine whether any environmental hazards are present requiring abatement. In the event that environmental hazards are found, or if in the opinion of XsunX that such hazards render the premises unsuitable for use, XsunX may terminate the lease agreement without obligation. There can be no assurance that the above conditions precedent to the commencement of the lease will be completed to the satisfaction of the parties.

The lease agreement provides for the sub-landlord to complete demolition of demising walls, fixtures, floor coverings, and general removal of mutually agreed to items by July 30, 2008. During this time, XsunX will be allowed access to the premises to initiate preparation efforts for its manufacturing systems. Completion of sub-landlord work and the commencement date of the lease are scheduled for on or before July 31, 2008. The term of the lease agreement with the sub-landlord provides for occupancy through July 31, 2011. Thereafter, should XsunX elect to continue to occupy the premises, XsunX will be required to have established continued lease arrangements with the master landlord. Specific term and lease payment schedule is as follows:

Each Month During The Time Period:	Monthly Basic Rent Payable With Respect To Each Month During The Subject Time Period:

Commencement Date to July 31, 2009	$53,000.00

August 1, 2009 to July 31, 2010	$54,060.00

August 1, 2010 to July 31, 2011	$55,141.20

The foregoing description of the lease agreement is qualified in its entirety by reference to the full text of the lease agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

SECTION 2. Financial Information

None.

SECTION 3. Securities and Trading Markets

None.

SECTION 4. Matters Related to Accountants and Financial Statements

None.

SECTION 5. Corporate Governance and Management

None

SECTION 6. Asset-Backed Securities

None

SECTION 7 - Regulation FD

None

SECTION 8. Other Events

None.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibit(s) is furnished as part of this report:

A. Financial Statements - None

B. Exhibit - 10.1 Sublease Agreement, dated as of April 1, 2008 by and between the Company and Merix Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 2, 2008

XSUNX, INC.

By:	/s/ Tom Djokovich
Tom Djokovich, CEO/President